Exhibit 99.1

KILLICK AEROSPACE MRO
TABLE OF CONTENTS

INDEPENDENT AUDITORS REPORT	2

FINANCIAL STATEMENTS

Combined Balance Sheets	3

Combined Statements of Income	4

Combined Statements of Changes in Stockholders' Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Killick Aerospace MRO Operations
We have audited the accompanying combined financial statements of Killick Aerospace MRO Operations, which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2014, 2013 and 2012, and the related notes to the financial statements.
Management's responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Killick Aerospace MRO Operations as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014, 2013 and 2012 in accordance with accounting principles generally accepted in the United States of America.

  /s/ Grant Thornton LLP

Dallas, Texas
April 10, 2015

Killick Aerospace MRO Operations

Combined Balance Sheets

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$895,641	$6,876,134
Trade receivables – Net	14,904,800	13,746,339
Receivables from affiliated companies	14,375,680	115,342,919
Inventories – Net	54,668,923	56,704,053
Deposits and other assets	460,703	335,290
Prepaid expenses	426,918	764,019
Deferred taxes	1,586,860	1,896,054
Total current assets	87,319,525	195,664,808

Property and equipment - Net	11,452,135	6,224,572
Intangible assets - Net	3,829,515	4,162,154
Goodwill – Net	16,259,946	16,259,946
Deferred Financing Costs - Net	-	711,303
Total assets	$118,861,121	$223,022,783

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,129,765	$6,495,772
Payables to affiliated companies	3,880,165	103,279,141
Accrued liabilities	7,814,942	8,973,100
Current portion of long-term debt	34,424,954	38,794,746
Total current liabilities	53,249,826	157,542,759

Long-term debt, less current portion	4,328,302	15,040,382
Deferred taxes	4,531,216	3,558,194
Total liabilities	62,109,344	176,141,335

Commitments and contingencies

Stockholders' equity:
Common stock	1,111	1,111
Additional paid-in capital	37,723,458	37,733,458
Stockholder notes	(10,481,279)	(10,587,150)
Retained earnings	29,508,487	19,734,029
Total stockholders' equity	56,751,777	46,881,448
Total liabilities and stockholders' equity	$118,861,121	$223,022,783

The accompanying notes are an integral part of these financial statements.

Killick Aerospace MRO Operations

Combined Statements of Income

	For the years ended December 31,
	2014	2013	2012

Sales	$125,575,505	$106,251,764	$118,118,804

Cost of sales	83,851,228	70,541,047	88,944,141

Gross profit	41,724,277	35,710,717	29,174,663

Selling, general and administrative expenses	22,932,543	20,231,931	20,863,561
Goodwill impairment	-	-	831,054

Income from operations	18,791,734	15,478,786	7,480,048

Interest expense (including financing costs)	6,172,829	9,280,284	7,411,242

Other expense (income)	(2,832,005)	(2,257,939)	634,237

Income before taxes	15,450,910	8,456,441	(565,431)

Income tax expense	5,676,452	3,702,901	(16,192)

Net income	$9,774,458	$4,753,540	$(549,239)

The accompanying notes are an integral part of these financial statements.

Killick Aerospace MRO Operations

Combined Statement of Changes in Stockholders' Equity

For the years ended December 31, 2014 and 2013

	Capital Stock	Additional paid-in capital	Shareholder notes	Retained earnings	Total

Balances at January 1, 2012	$741	$38,768,458	$-	$15,529,728	$54,298,927
Net loss	-	-	-	(549,239)	(549,239)
Balances at December 31, 2012	741	38,768,458	-	14,980,489	53,749,688
Additional capitalization	370	-	-	-	370
Redemption of capital	-	(1,035,000)	(10,587,150)	-	(11,622,150)
Net income	-	-	-	4,753,540	4,753,540
Balances at December 31, 2013	1,111	37,733,458	(10,587,150)	19,734,029	46,881,448
Payment received on shareholder loans	-	-	105,871	-	105,871
Redemption of capital	-	(10,000)	-	-	(10,000)
Net income	-	-	-	9,774,458	9,774,458
Balances at December 31, 2014	$1,111	$37,723,458	$(10,481,279)	$29,508,487	$56,751,777

The accompanying notes are an integral part of these financial statements.

Killick Aerospace MRO Operations

Combined Statements of Cash Flows

	For the years ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net income (loss)	$9,774,458	$4,753,540	$(549,239)
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation	1,381,961	1,457,600	1,256,675
Amortization of intangibles	332,639	494,164	228,630
Amortization of debt financing costs	415,213	2,059,907	1,085,552
Bad debt expense (recovery)	(103,055)	44,577	(65,188)
Noncash interest expense	1,325,112	2,716,772	2,984,727
Foreign exchange (gain) loss	(2,823,843)	(2,261,618)	638,392
(Gain) loss on disposal of property and equipment	(7,842)	-	4,482
Goodwill impairment	-	-	831,054
Deferred income taxes	1,282,216	649,016	(869,017)
Changes in operating assets and liabilities, net of effect of acquisition of companies:
Trade receivables	(1,055,406)	2,129,391	(374,175)
Receivables from affiliated companies	80,239,405	(165,869,009)	(54,002,747)
Notes receivable	-	-	-
Inventories	5,368,130	8,816,679	32,170,303
Prepaid expenses and other assets	238,038	103,014	1,074,703
Accounts payable and accrued liabilities	(524,165)	3,145,599	(548,632)
Payables to affiliated companies	(99,398,976)	99,857,784	3,387,879

Net cash flows provided by (used in) operating activities	(3,556,115)	(41,902,584)	(12,746,601)

Cash flows from investing activities:
Purchase of property and equipment	(2,594,682)	(646,972)	(912,457)
Proceeds from disposal of property and equipment	10,000	-	1,174
Payment for business acquisition	(7,350,000)	675,490	(21,000,000)

Net cash flows provided by (used in) investing activities	(9,934,682)	28,518	(21,911,283)

Cash flows from financing activities:
Financing cost paid	(274,371)	(192,918)	(294,743)
Proceeds from debt	136,835,200	139,885,224	170,263,568
Repayments of debt	(129,146,799)	(81,122,728)	(134,412,140)
Shareholder loan repayments (proceeds)	105,871	(10,587,150)	-
Redemption of capital	(9,597)	(1,035,000)	(100,000)

Net cash flows provided by financing activities	7,510,304	46,947,428	35,456,685

Net increase (decrease) in cash and cash equivalents	(5,980,493)	5,073,362	798,801
Cash and cash equivalents at beginning of year	6,876,134	1,802,772	1,003,971
Cash and cash equivalents at end of year	$895,641	$6,876,134	1,802,772

Supplemental cash flow disclosures (in thousands):

Cash paid for interest	$5,747,380	$6,028,670	$4,514,721
Cash paid for taxes	$4,302,386	$1,825,186	$332,567

The accompanying notes are an integral part of these financial statements.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements

December 31, 2014 and 2013

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

Killick Aerospace MRO Operations (the "Company") is engaged in aviation maintenance, repair and overhaul ("MRO") services, parts distribution, and sales of gas turbine engines to a global customer base. The Company operates MRO facilities in Carrollton, Texas; Independence, Kansas; Hyannis, Massachusetts; Butler, Pennsylvania; Wynne, Arkansas; Mesa, Arizona; and Budenheim, Germany. The Company operates parts distribution centers in Carrollton, Texas and Miami, Florida.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination

The accompanying combined financial statements include the accounts of Avatas Aerospace, Inc., Prime Turbines Holding Inc., Prime Turbines Germany Holding Inc., Air Parts Holding Inc., CT Aerospace LLC, Kansas Aviation of Independence LLC, Prime Turbines LLC, Prime Turbines GmbH, and Air Parts & Supply Company. The financial statements are presented on a combined basis because the companies are under common control and have been acquired subsequent to year-end. See Note O. All intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents

Cash and cash equivalents include investments with initial maturities of three months or less. The Company maintains cash balances which occasionally exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Trade Receivables

The Company's trade receivables are due from customers in the aviation industry. Credit is extended to customers based on an evaluation of the creditworthiness of the customer's financial condition. Management reviews accounts receivable for collectability and records an allowance for doubtful accounts. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts may change. The Company had bad debt expense (recovery) of ($103,055), $44,577, and ($65,188) for the years ended December 31, 2014, 2013, and 2012, respectively. Trade receivables are presented net of an allowance for doubtful accounts of $76 and $112,843 at December 31, 2014 and 2013, respectively.

Inventories

Inventories are valued at the lower of cost or market. Cost for purchased engines and parts is determined based on the specific identification method. Cost for each engine disassembled into its component parts is pooled with the disassembly costs and repair costs of individual parts. As individual parts are sold, cost is removed from each cost pool based on the expected gross profit for the entire cost pool. Work in progress includes labor cost and an allocation of overhead expenses.

For engines included in inventory but leased on short term lease agreements, the cost recorded against the lease revenue is recognized as a reduction in the inventory carrying value. The cost is determined as a percentage of the lease revenue.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The components of the deferred tax assets and liabilities are individually classified as current or non-current based on their characteristics. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company accounts for uncertainties in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded a liability for uncertain tax positions.

Deposits

The Company has certain escrow deposits maintained for the future purchase of inventories. The Company's deposits of $336,465, $344,367 and $233,992 at December 31, 2014, 2013 and 2012, respectively, related primarily to purchases of parts inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets ranging from three to twenty-seven and one half years from the date assets are put into operations. Leasehold improvements are depreciated over the shorter of the remaining lease term or the estimated remaining life. Repair and maintenance costs are charged to expense as incurred. Additions which extend the useful lives of assets are capitalized.

Long-Lived Assets

The Company reviews long-lived assets and intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If the carrying value of the assets exceed the expected future cash flows, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Management does not believe any long-lived assets were impaired at December 31, 2014 or 2013.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill

Goodwill is reviewed for impairment on an annual basis, or when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Subsequent impairment losses, if any, will be reflected in operating income or loss in the statement of operations for the period in which such loss is realized. No impairment of goodwill was considered necessary during the years ended December 31, 2014 or 2013. The goodwill of one business unit was determined to be impaired and an impairment loss of $831,054, representing the entire balance of that business unit's goodwill, was recorded during the year ended December 31, 2012.

Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the loan as a component of interest expense.

Common Stock

The common stock of the Company is as follows:

			Issued and Outstanding Shares
	Par Value	Authorized	December 31
	Per Share	Shares	2014	2013
Avatas Aerospace, Inc.	None	100,000	36,052	36,062
Air Parts Holding, Inc.	None	100,000	36,052	36,062
Prime Turbines Holding Inc.	None	100,000	36,052	36,062
Prime Turbines Germany Holding Inc.	None	100,000	36,052	36,062

Revenue Recognition

Sales are recognized upon the shipment or delivery of products to customers based on the point in time at which title transfers to the customer. Sales returns and allowances are not significant. For certain MRO work, the Company recognizes revenue upon the completion of contracted work or the completion of agreed-upon milestones within contracted work. Engine rental revenue is recognized monthly over the terms of the respective rental agreements.

Shipping and Handling Fees and Costs

The Company includes shipping and handling charges billed to customers in sales. The related shipping and handling costs are included in cost of sales.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses charged to selling, general and administrative expenses totaled $139,013, $190,897, and $276,090 for the years ended December 31, 2014, 2013, and 2012, respectively.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported for cash and cash equivalents, trade receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. Long-term debt at December 31, 2014 and 2013, approximates fair value since the applicable interest rates approximate market rates.

Foreign Exchange

The Company's subordinated debt is denominated in foreign currency. In addition, the Company maintains some bank accounts denominated in foreign currency. The bank account balances and the debt obligation are converted to U.S. dollars at the market rate on December 31 of each year and any resulting gain or loss in included in current earnings.

Recently Issued Accounting Pronouncements

In May 2014, The Financial Accounting Standards Board issued Accounting Standards Update ("ASU") Number 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The ASU will become effective for the Company on January 1, 2017. The Company is currently assessing the impact that this standard will have on its combined financial statements.

NOTE C - BUSINESS COMBINATIONS

On October 28, 2014, the Company acquired the former Timken Alcor turbine engine overhaul facility in Mesa, Arizona, consisting of fixed assets, inventory, and employee relationships for a purchase price of $7,350,000 in cash. Payment of the purchase price was financed by borrowing against the Scotia line of credit. The Mesa operation is an overhaul facility for gas turbine engines used in fixed-wing and rotor-wing aircraft and has commenced operations under the Prime Turbines trade name. The Company expects the acquisition of this business unit to broaden its range of engine overhaul offerings in the marketplace, as well as expand the geographical presence of the Company in the western United States.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE C - BUSINESS COMBINATIONS - Continued

The purchase was accounted for using the purchase method of accounting and the purchase price was allocated among the assets acquired based on their estimated fair values as follows:

Inventories	$3,333,000
Property, plant & equipment	4,017,000

Total purchase price allocation	$7,350,000

On December 28, 2012, the Company acquired 100% of the issued and outstanding stock of Air Parts & Supply Company, a Florida corporation. The purchase price consisted of $21,000,000 in cash and an earn-out agreement valued at $7,341,339, reduced by a working capital adjustment of $675,489. Payment of the purchase price was financed by borrowings of CAD 9,000,000 in subordinated debt and $11,952,980 against the Scotia line of credit. Air Parts & Supply Company is a distributor of parts for aircraft and engine accessories. The Company expects the acquisition of Air Parts & Supply Company to broaden its range of offerings in the marketplace.

The purchase was accounted for using the purchase method of accounting and the purchase price was allocated among the assets acquired based on their estimated fair values as follows:

Current assets, net of current liabilities	$21,404,401
Property, plant & equipment	1,230,000
Trade name intangible	1,900,000
Customer relationships intangible	2,400,000
Non-compete intangible	155,000
Goodwill	2,538,729
Deferred tax liability	(1,962,280)

Total purchase price allocation	$27,665,850

The goodwill of $2,538,729 is not expected to be deductible for tax purposes.

NOTE D – INVENTORIES

Inventories consist of the following:

	December 31,
	2014	2013

Whole engines	$8,119,704	$7,903,130
Aircraft on lease	-	14,190,596
Disassembled engines	5,993,746	6,338,649
Parts	38,670,979	27,394,079
Work in progress	1,884,494	877,599

	$54,668,923	$56,704,053

All inventory and other assets are pledged as collateral for the outstanding senior debt of the Company.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE E – PROPERTY AND EQUIPMENT - NET

Property and equipment consist of the following:

		December 31,
Useful Life		2014	2013

Land	Indefinite	$600,000	$600,000
Buildings	27.5 years	2,025,826	627,757
Leasehold improvements	Various	2,879,177	2,868,973
Machinery and equipment	7 years	9,872,050	5,196,712
Office furniture and fixtures	5-7 years	440,027	425,968
Computer hardware and software	3 years	1,537,881	1,435,896
Tooling	7 years	2,537,233	2,477,665
Vehicles	5 years	36,913	36,913
		19,929,107	13,669,884
Less accumulated depreciation		(8,476,972)	(7,445,312)

		$11,452,135	$6,224,572

Depreciation expense was $1,381,961, $1,457,600, and $1,256,675 for the years end December 31, 2014, 2013, and 2012, respectively. All assets are pledged as collateral for the outstanding senior debt of the Company.

NOTE F - INTANGIBLES – NET

Intangibles consist of the following:

	December 31,
	2014	2013

Trade names	$1,900,000	$1,900,000
Customer relationships	2,400,000	2,400,000
Noncompete agreements	247,853	247,853
Less accumulated amortization	(718,338)	(385,699)

	$3,829,515	$4,162,154

Amortization expense was $332,639, $494,164, and $258,630 for the years ended December 31, 2014, 2013, and 2012, respectively. The non-compete agreements are amortized over three to eight years and the customer relationships over eight years. The trade names have indefinite lives and are not amortized, but are tested annually for impairment. As of December 31, 2014, the estimated aggregate amortization expense for each of the five succeeding fiscal years is as follows:

2015	$332,640
2016	319,375
2017	319,375
2018	319,375
2019	319,375
Thereafter	319,375

Total	$1,929,515

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE G - RISK CONCENTRATION

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. At December 31, 2014 and 2013, approximately 10% and 11%, respectively, of trade accounts receivable were due from one customer. The most significant customer accounted for approximately 2%, 3%, and 2% of total Company revenues for the years end December 31, 2014, 2013, and 2012, respectively.

NOTE H – DEBT

On July 5, 2011, Avatas Aerospace, Inc. entered into an agreement with Scotia Asset Finance ("Scotia") and certain other financial institutions ("Banks") for a revolving line of credit with a maximum borrowing of the lesser of $100,000,000 (up to $130,000,000 under certain circumstances), subsequently amended to $115,000,000, or a defined borrowing base. The borrowing base is calculated according to a formula determined by eligible accounts receivable and inventories and was $115,723,703 at December 31, 2014. On January 31, 2012, the Company entered into an agreement with the Banks amending the existing revolving line of credit to include certain affiliated companies as parties to the loan agreement. On August 2, 2013, the Company entered into an agreement modifying the existing revolving line of credit, reducing the maximum revolving loan borrowings to $100,000,000, adding a term loan of $8,000,000, adding new financial institutions to the agreement, and terminating the participation of other financial institutions. On December 31, 2013, the Company entered into an agreement modifying the existing revolving line of credit and extending the maturity until July 25, 2016. On May 14, 2014, the Company entered into an agreement modifying the existing revolving line of credit, increasing the maximum revolving loan borrowings to $150,000,000 and adding new financial institutions to the agreement.

The line of credit is collateralized by all assets of the Company and certain affiliated companies. Additionally, the credit agreement requires the Company to maintain certain financial ratios and meet other financial conditions. As of December 31, 2014 the Company was in compliance with all covenants and other requirements. Interest is payable monthly at Scotia's prime rate plus 1.25% to 1.75%, depending on the fixed charge coverage ratio. This ratio, calculated at the end of each quarter, determines the interest rate for the following quarter. The Company has the option to designate portions of the outstanding borrowings as LIBOR rate loans for a fixed amount and term. Interest on LIBOR rate loans is 2.75% to 3.25% above LIBOR (London Interbank Offered Rate), also depending on the fixed charge coverage ratio. As of December 31, 2014 and 2013, the Company had not designated any borrowings as LIBOR rate borrowings. As of December 31, 2014, the interest rate was 4.75%. All unpaid principal and interest under the line of credit are due at maturity on July 25, 2016. At December 31, 2014, the Company had borrowed $1,073,303 against the line of credit and the total borrowed by all affiliated companies was $97,960,398. At December 31, 2013, the Company had borrowed $37,643,253 against the line of credit and the total borrowed by all affiliated companies was $68,400,615.

Simultaneously in connection with the Scotia facility, the Company entered into a subordinated loan agreement with Killick Limited Partnership ("Killick L.P.") for a demand loan denominated in Canadian Dollars (CAD) in the amount of CAD 27,250,000 (USD 23,509,594 at December 31, 2014). Interest is payable monthly at an initial rate of 16%. This rate can increase or decrease annually based on changes to the distribution payable to the holders of preferred units of Killick L.P. On December 24, 2012, an additional CAD 9,000,000 ($7,764,637 at December 31, 2014) was borrowed under the subordinated loan agreement. On December 24, 2013, an additional CAD 5,000,000 ($4,313,687 at December 31, 2014) was borrowed by an affiliated company under the subordinated loan agreement.

On August 2, 2013, the Company entered into a modification of its existing loan agreement with the Banks, adding a term loan of $8,000,000. The term loan is payable in installments of $400,000 of principal on the last day of March, June, September, and December of each year, with the remaining balance payable at maturity on July 25, 2016. Interest is payable monthly at Scotia's prime rate plus 1.25% to 1.75%, depending on the fixed charge coverage ratio. The term loan balance of $5,600,000 at December 31, 2014 is carried on the books of an affiliated company. This loan is collateralized by the assets of all affiliated companies, including the Company.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE H – DEBT – Continued

In connection with the credit facilities with Scotia and Killick L.P., including the various modifications and renewals, the Company has incurred $4,680,090 in debt financing costs that are being amortized over the life of the facilities using the straight-line method, which approximates the effective interest method. Amortization expense related to debt financing costs was $415,213, $2,059,907, and $1,085,552 for the years end December 31, 2014, 2013, and 2012, respectively.

In January 2009, the Company entered into a construction loan in the amount of $1,445,000 with FirstOak Bank. The proceeds from the loan were used to expand the facility in Independence, Kansas. The construction loan was subsequently converted to a note with a maturity date of June 10, 2019. The loan is collateralized by the leasehold improvements financed by the proceeds of the construction loan. The interest rate on the note is a variable rate with the rate set at 1.5% above prime with a minimum rate of not to be less than 6.5%. The interest rate for the first 60 months is set at 6.5%. The loan has fixed payments for the first 60 payments in the amount of $16,411. As of December 31, 2014 and 2013, there was $766,295 and $907,784, respectively, outstanding on the note.

When the Company acquired Air Parts & Supply Company in 2012, it entered into an earn-out agreement with the seller whereby the Company agreed to make payments over three years of a total amount of up to $9,000,000, depending on achievement of certain EBITDA goals. The Company recorded this debt at a fair value of $7,341,339 after discounting the amount with a risk adjusted rate of 9.6%. The Company recorded a non-cash interest expense related to this earn-out agreement of $555,336, $736,961, and $5,791 for the years ended December 31, 2014, 2013, and 2012, respectively. As of December 31, 2014 and 2013, there was $5,639,427 and $8,084,091, respectively, outstanding on the earn-out agreement.

Annual maturities of notes payable and line of credit at December 31, 2014 are as follows:

2015	$34,424,954
2016	3,874,428
2017	172,535
2018	184,099
2019	97,240
Thereafter	-

Total principal	38,753,256
Less current portion	(34,424,954)

Total long term debt	$4,328,302

NOTE I - COMMITMENTS AND CONTINGENCIES

Leases

The Company utilizes certain facilities and equipment, including a facility of 120,862 square feet in Carrollton, Texas, 2.59 acres of land and a facility of 24,680 square feet in Independence, Kansas, and several smaller facilities, under operating lease agreements. Rent expense totaled $769,402, $686,223, and $682,139 for the years ended December 31, 2014, 2013, and 2012, respectively. Where lease payments vary over time, rent expense is recognized on a straight line basis over the lease term. Deferred rent was $240,896 and $296,967 at December 31, 2014 and 2013, respectively, and included in accrued liabilities. The lease terms expire at various dates from May 2016 to July 2023, with extensions available for most leases.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE I - COMMITMENTS AND CONTINGENCIES – Continued

Future minimum lease payments under lease obligations as of December 31, 2014, are as follows:

2015	$578,017
2016	559,336
2017	419,400
2018	44,561
2019	12,667
Thereafter	10,500

Total	$1,624,481

Legal Matters

The Company is occasionally involved in legal proceedings arising in the normal course of business. Management believes the outcome of these matters will not materially affect the financial position, results of operations or cash flows of the Company.

Employment Contracts

The Company has employment contracts with key employees that provide for base salary and bonus arrangements that run through December 2017.

Purchase Contracts

At December 31, 2014, the Company had obligations under a purchase contract requiring it to purchase $3,500,000 of inventory over the next three years related to distribution of a new product line. At December 31, 2013, the Company had no obligations under purchase contracts. During the years ended December 31, 2014, 2013 and 2012, the Company made no purchases under purchase contracts.

Future purchase obligations as of December 31, 2014, are as follows:

2015	$1,750,000
2016	1,000,000
2017	750,000

Total	$3,500,000

NOTE J - STOCKHOLDER NOTES

The Company holds notes from six members of management who are related parties to the Company. The proceeds of these notes were used to purchase Company stock. The notes bear interest at an annual rate of 1% and require annual principal payments of 1% of the original balance. The notes were issued June 30, 2013 and mature June 30, 2018, at which time all remaining principal is due. The notes are nonrecourse except to the shares purchased with the proceeds of the notes. The notes have been classified as a reduction in stockholders' equity. The notes were paid in full subsequent to year-end when the Company was purchased by VSE Corporation.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE K - RELATED PARTY TRANSACTIONS

The Company sells products and services to certain affiliated companies and purchases products and services from certain affiliated companies. These transactions occur in the normal course of business and are conducted under substantially the same terms and conditions as similar transactions with non-affiliated companies. Sales to affiliated companies totaled $1,784,361, $2,065,633, and $33,924,532 for the years ended December 31, 2014, 2013, and 2012, respectively. Purchases from affiliated companies totaled $17,728, $2,292,412, and $1,517,167 for the years ended December 31, 2014, 2013, and 2012, respectively. The Company participates with its affiliated companies in an informal intercompany netting system. As a result, intercompany receivables and payables are presented net on the financial statements. At December 31, 2014 and 2013, the Company had receivables from other affiliated companies of $14,375,680 and $115,342,919, respectively, and payables to other affiliated companies of $3,880,165 and $103,279,141, respectively. All receivables from affiliated companies are expected to be settled during 2015; therefore, they are classified as current assets.

The Company sold to an affiliated company an aircraft during 2014 for $12,779,360 at zero margin, and airframe and engine parts during 2012 for $30,606,629 at a reduced margin. These assets were part of a market segment no longer served by the Company and therefore did not fit into the Company's future business strategy. At December 31, 2014, the receivable related to the sale of the aircraft was included in receivables from other affiliated companies. The receivable related to the sale of the aircraft was collected in January 2015.

The Company allocated to affiliated companies $323,728 of noncash interest expense from the amortization of prepaid loan costs in the year ended December 31, 2014. The allocation was based on the utilization of the debt underlying the prepaid loan costs. Had the Company done a similar allocation in prior years, the expense allocated to the affiliated companies would have been $1,351,907 and $429,682 for the years ended December 31, 2013 and 2012, respectively.

The Company has entered into agreements with certain affiliates to pay annual management fees and reimburse certain expenses, which totaled $600,000, $530,000, and $480,000 for the years ended December 31, 2014, 2013, and 2012, respectively. No amounts were outstanding and payable at December 31, 2014 and 2013.

The Company reimburses an affiliated company for travel and other expenses related to service on the Company's Board of Directors. These reimbursements, included in selling, general, and administrative expenses, totaled $44,792, $139,444, and $49,406 for the years ended December 31, 2014, 2013, and 2012, respectively.

The Company had receivables from an affiliate of $1,111 and $1,111 at December 31, 2014 and 2013, respectively, for capital contributions related to the formation of new legal entities.

NOTE L - EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) plan (the "Plan") covering substantially all employees who meet certain minimum age and length of service requirements. Company contributions made to the Plan for the years ended December 31, 2014, 2013, and 2012 were $341,046, $292,276, and $276,035, respectively

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE M – OTHER EXPENSE (INCOME)

Other expense (income) consists of the following:

	Year ended December 31,
	2014	2013	2012

Loss (gain) on foreign exchange	$(2,823,843)	$(2,261,618)	$638,392
Other (income) expense	(8,162)	3,679	(4,155)

	$(2,832,005)	$(2,257,939)	$634,237

Gain or loss on foreign exchange arises from re-measurement of the company's CAD-denominated debt and EUR-denominated bank accounts into U.S. dollars at the balance sheet date.

NOTE N - INCOME TAXES

The components of the income tax provision are as follows:

	Year ended December 31,
	2014	2013	2012

Current income tax expense
Federal	$4,006,796	$2,831,086	$807,389
State	387,440	222,799	45,436
	4,394,236	3,053,885	852,825

Deferred income tax expense (benefit)
Federal	1,209,019	601,519	(861,724)
State	73,197	47,497	(7,293)
	1,282,216	649,016	(869,017)

Total income tax expense (benefit)	$5,676,452	$3,702,901	$(16,192)

The differences between taxes calculated at the statutory federal income tax rate and the Company's effective income tax rate include permanent non-deductible items for meals and entertainment, charitable contributions, non-cash interest, and tax gains on sales of certain business units.

The income tax provision, reconciled to the tax computed at the statutory Federal rate, is as follows:

	Year ended December 31,
	2014	2013	2012

Tax expense at Federal statutory rate of 34%	$5,102,335	$2,864,862	$(197,293)
State income taxes net of federal tax benefit	294,553	157,777	34,801
Allowance against net operating losses	216,113	44,132	116,014
Permanent differences and interest	229,477	544,996	(6,675)
Adjustment of prior year tax accrual	(166,026)	91,134	36,961

Total	$5,676,452	$3,702,901	$(16,192)

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE N - INCOME TAXES – Continued

Deferred tax assets and liabilities consist of the following:

	December 31,
	2014	2013

Current deferred tax assets
Inventory capitalization	$1,401,153	$1,857,458
Allowance for doubtful accounts	-	26,867
Prepaid expenses	6,422	(93,860)
Accrued expenses	179,285	105,589
	1,586,860	1,896,054

Non-current deferred tax assets (liabilities)
Goodwill and intangible assets	(1,460,744)	(1,519,805)
Property and equipment	(991,783)	(1,209,748)
Non-cash interest related to earn-out	35,611	283,063
Long-term debt currency translation	(2,114,300)	(1,111,704)
	(4,531,216)	(3,558,194)

Net deferred tax assets (liabilities)	$(2,944,356)	$(1,662,140)

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various other state and foreign jurisdictions. It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the Company's assessment of many factors, including past experience and complex judgments about future events, the Company does not believe a liability for uncertain tax positions is necessary.

A reconciliation of the beginning and ending liabilities for unrecognized tax benefits is as follows:

	December 31,
	2014	2013

Balance at beginning of year	$715,311	$708,288
Additions related to prior years' tax filings	-	7,023
Decreases related to settlements with taxing authorities	(715,311)	-

Balance at beginning of year	$-	$715,311

The amount of interest charged to income tax expense as a result of unrecognized tax benefits was $0, $7,023, and $63,741 during the years ended December 31, 2014, 2013, and 2012, respectively.

Killick Aerospace MRO Operations

Notes to Combined Financial Statements (Continued)

December 31, 2014 and 2013

NOTE O - SUBSEQUENT EVENTS

On January 28, 2015, the Company was purchased by VSE Corporation. The initial purchase price paid at the closing was approximately $189 million in cash. The purchase agreement also includes potential post-closing payments of up to $40 million if CT Aerospace LLC, Kansas Aviation of Independence LLC, and Air Parts & Supply Company surpass certain thresholds of earnings before interest, taxes, depreciation and amortization ("EBITDA") during the first two years after the closing and one additional post closing payment of $5 million if such companies surpass a certain EBITDA threshold during any 12-consecutive month period in 2014 and 2015. Other purchase price adjustments also may be required based on certain post-closing determinations, including in respect of the closing net working capital and certain inventory and equipment.

In connection with the acquisition of the Company by VSE Corporation, the Company was released from its liabilities under the loan agreement with Scotia Asset Finance, and the loans from Killick L.P. and FirstOak Bank were repaid in full.

The Company has evaluated events through April 10, 2015, which is the date the financial statements were issued, and has concluded that no such events or transactions took place subsequent to that date which would require any adjustments or additional disclosures herein other than the matters discussed above.